EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 3, 2010 and April 14, 2009 relating to the financial statements of Exmovere Holdings, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

PS Stephenson & Co., P.C
Certified Public Accountants

Wharton, Texas
June 7, 2010